Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.
Wyong, Australia

Ultrafilter Pty. Ltd.
Nunwaiding, Victoria, Australia

Donaldson Filtration Österreich, GmbH
Wien, Austria

Donaldson Europe, b.v.b.a.
Donaldson Coordination Center, b.v.b.a.
Donaldson Belgie, b.v.b.a.
Leuven, Belgium

Donaldson do Brasil
Equipamentos Inustriais Ltda
Saõ Paulo, Brazil

Donaldson Canada, Inc.
Athens, Ontario, Canada

Donaldson Far East Ltd.
Hong Kong, S.A.R., China

Shanghai Donaldson Filtration Co., Ltd.
Shanghai, China

Donaldson (Wuxi) Filters Co., Ltd.
Wuxi, China

Donaldson Czech Republic s.r.o.
Klasterec nad Ohri, Czech Republic

Donaldson Industrial CR - Konzern s.r.o.
Kadan, Czech Republic

Donaldson Filtration CR - Konzern s.r.o.
Prague, Czech Republic

Donaldson Scandinavia a.p.s.
Horsholm, Denmark

Donaldson France, s.a.s.
Bron, France

Donaldson, s.a.s.
Domjean, France

Financiere de Segur s.a.s.
Le Bozec Filtration & Systems, s.a.s.
Paris, France

Ultrafilter s.a.s.
Vigny, France

Donaldson GmbH
Torit DCE GmbH
Dulmen, Germany

Donaldson Filtration Deutschland GmbH
Donaldson Deutschland Holding GmbH
Quality Air GmbH
Haan, Germany

Ultratroc GmbH
Flensburg, Germany

Donaldson Filtration Magyarorszag Kft.
Budapest, Hungary

Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India

P.T. Donaldson Systems Indonesia
P.T. Donaldson Filtration Indonesia
Jakarta, Indonesia

Donaldson Italia s.r.l.
Ostiglia, Italy

Nippon Donaldson Ltd.
Tokyo, Japan

Donaldson Company Inc. (Luxembourg) SCS
DLXH S.a.r.l.
Luxembourg City, Luxembourg

Donaldson Filtration
(Malaysia) Sdn. Bnd.
Selangor Darul Ehsan, Malaysia

Donaldson, S.A. de C.V.
Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Aguascalientes, Mexico

Donaldson Torit, B.V.
Donaldson Nederland B.V.
Almere, Netherlands

Donaldson Filtration Norway a.s.
Moss, Norway

Donaldson Filtration (Philippines) Inc.
Muntinlupa City, Philippines

Donaldson Polska Sp. z.o.o.
Warsaw, Poland

Donaldson Filtration (Asia Pacific) Pte. Ltd.
Singapore

Donaldson Filtration Slovensko s.r.o.
Bratislava, Slovakia

Donaldson Filtration Systems (Pty) Ltd.
Cape Town, South Africa

Donaldson Filtros Iberica S.L.
Madrid, Spain

Ultrafilter S.L.
Terrassa, Spain

Donaldson Schweiz GmbH
Aarau, Switzerland

Donaldson Taiwan Ltd.
Taipei, Taiwan

Donaldson Filtration (Thailand) Ltd.
Nothaburi, Thailand

Donaldson (Thailand) Ltd.
Rayong, Thailand

Donaldson Filtre Sistemleri
Ticaret Limited Sirketi
Istanbul, Turkey

Donaldson Filter Components Ltd.
Donaldson UK Holding Ltd.
DFCH Ltd.
Hull, United Kingdom

Donaldson Filtration (GB) Ltd.

DCE Donaldson Ltd.
DCE Group Ltd.
Ultrafilter Ltd.
Leicester, United Kingdom

Donaldson Capital, Inc.
ASHC, Inc.
Minneapolis, MN USA

Donaldson Korea Co., Ltd.

Seoul, South Korea

Donaldson Iberica Soluciones

en Filtracion, S.L.

Barcelona, Spain

Joint Ventures

Advanced Filtration Systems, Inc.

Champaign, Illinois

Advanced Filtration Services, Inc.

Las Vegas, Nevada

Ultrafilter Pty. Ltd.

India

P.T. Panata Jaya Mandiri

Jakarta, Indonesia

Rashed Al-Rashed & Sons —

Donaldson Company Ltd.

Dammam, Saudi Arabia